UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 5/2/2013

MF Global Holdings Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33590

Delaware	98-0551260
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

142 West 57th Street

10th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

(646) 568-8114

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

Confirmation of Plan of Liquidation

As previously disclosed, on October 31, 2011, MF Global Holdings Ltd. (the “Company”) and its affiliated debtor, MF Global Finance USA Inc., filed voluntary petitions for relief under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On December 19, 2011, MF Global Capital LLC, MF Global FX Clear LLC, and MF Global Market Services LLC each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. On March 2, 2012, MF Global Holdings USA Inc. filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The chapter 11 cases for the Company, MF Global Finance USA Inc., MF Global Capital LLC, MF Global FX Clear LLC, MF Global Market Services LLC, and MF Global Holdings USA Inc. (collectively, the “Debtors”) have been assigned to the Honorable Judge Martin Glenn and are being jointly administered under the caption “In re MF Global Holdings Ltd., et al.” Case No. 11-15059 (MG).

On April 5, 2013, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Amended and Restated Joint Plan of Liquidation Pursuant to the Bankruptcy Code for the Debtors (the “Amended Plan”). A copy of each of the Amended Plan and the Confirmation Order were filed as exhibits to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2013, which is incorporated herein by reference.

On April 22, 2013, the Chapter 11 Trustee and the creditor co-proponents (collectively, the “Plan Proponents”) filed a Motion for Entry of an Order Approving Nonmaterial Modifications to the Plan Pursuant to Section 1127(b) of the Bankruptcy Code (the “Plan Modification Motion”). Attached as Exhibit B to the Plan Modification Motion was a blackline showing the proposed changes to the Amended Plan (the “Plan Blackline”), including, without limitation, the creation of the MF Global Litigation Trust (the “Litigation Trust”) pursuant to the Litigation Trust Agreement (collectively, the “Plan Modifications”). A copy of the Plan Modification Motion is annexed hereto as Exhibit 2.1 and is incorporated herein by reference.

On May 2, 2013, the Bankruptcy Court entered an Order (the “Plan Modification Order”) granting the Plan Modification Motion. The Plan Modification Order, among other things, approved the Plan Modifications set forth in the Plan Blackline. The Plan Modification Order also modified the Confirmation Order to include the Plan Modifications.

On May 3, 2013, the Plan Proponents filed the Second Amended and Restated Joint Plan of Liquidation pursuant to the Bankruptcy Code for the Debtors (the “Second Amended Plan”), which reflects the Plan Modifications approved by the Plan Modification Order. A copy of the Plan Modification Order is annexed hereto as Exhibit 2.2 and is incorporated herein by reference. The Second Amended Plan is not yet effective. In accordance with the Second Amended Plan, the Second Amended Plan will become effective upon the satisfaction or waiver of certain conditions precedent.

Summary of Changes in the Second Amended Plan

The following is a summary of the changes in the Second Amended Plan. This summary is qualified in its entirety by reference to the Second Amended Plan, the Confirmation Order, and the Plan Modification Order. To the extent there is a conflict between this summary and the Second Amended Plan, the Confirmation Order, or the Plan Modification Order, the Second Amended Plan, the Confirmation Order, or the Plan Modification Order, as applicable, shall govern. Capitalized terms used but not defined herein shall have the meanings set forth in the Second Amended Plan.

The Second Amended Plan provides for the establishment of the Litigation Trust and the appointment of a Litigation Trustee on the Effective Date pursuant to the Litigation Trust Agreement. In addition, certain conforming revisions were made to the Amended Plan to account for and accommodate the addition of the Litigation Trust under the Second Amended Plan.

The Litigation Trust

The Litigation Trust will have a term of five years, subject to extension by the Trust Committee for an additional finite term, subject to certain limited exceptions, including Bankruptcy Court approval.

On the Effective Date, the Chapter 11 Trustee on behalf of each of the Estates will irrevocably assign, transfer, and convey to the Litigation Trust, the Litigation Trust Assets consisting of 1) the claims set forth in the complaint entitled “Louis J. Freeh, as Chapter 11 Trustee of MF Global Holdings Ltd., et al. v. Jon S. Corzine, et al.”, Adversary Proceeding Number 13-01333 (Bankr. S.D.N.Y.), as it may be subsequently modified, amended, or supplemented, and any claims arising out of or related to the facts or circumstances alleged in the complaint or set forth in the Report of Louis J. Freeh, as Chapter 11 Trustee of MF Global Holdings Ltd., et al., dated April 3, 2013 (the “Litigation Trust Claims”), and 2) $2 million in cash.

The Litigation Trust is established for the primary purposes of 1) liquidating the Litigation Trust Claims; 2) collecting, receiving, holding, maintaining, administering, and liquidating the Litigation Trust Assets; 3) paying all reasonable and necessary fees, costs, and expenses incurred by the Litigation Trustee, the Trust Committee or their Professionals in connection with the Litigation Trustee’s performance of its duties under the Litigation Trust Agreement; and 4) transferring Available Cash, pursuant to the terms of the Litigation Trust Agreement, to the Disbursing Agent for the benefit of beneficiaries of the Litigation Trust. The Litigation Trust is intended to qualify as a “liquidating trust” for federal income tax purposes.

The Litigation Trust will be administered in accordance with the Litigation Trust Agreement, which will be entered into on the Effective Date by the Chapter 11 Trustee and the Litigation Trustee. The Director Selection Committee shall appoint the Litigation Trustee, who shall serve as the Litigation Trustee as of the Effective Date. The preceding is a summary of the material features of the Litigation Trust Agreement and is qualified in its entirety by reference to the Litigation Trust Agreement.

A copy of the Litigation Trust Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 2.1, Exhibit 2.2, and Exhibit 10.1 hereto may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations, and business that is not historical information. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate,” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. The Company believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain, and the Company may not realize its expectations and its beliefs may not prove correct. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. The Company’s actual results and future financial condition may differ materially from those described or implied by any such forward-looking statements as a result of many factors that may be outside the Company’s control. Such factors include, without limitation: (i) the effectiveness of the Second Amended Plan with respect to the Chapter 11 Cases; (ii) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; and (iii) the potential adverse impact of the Chapter 11 Cases on the Company’s liquidity or results of operations. This list is not intended to be exhaustive.

The Company’s informational filings with the Bankruptcy Court are available to the public at the office of the Clerk of the Bankruptcy Court.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Plan Proponents’ Motion for Entry of an Order Approving Nonmaterial Modifications to the Plan Pursuant to Section 1127(b) of the Bankruptcy Code dated April 22, 2013.

2.2	Order Granting the Plan Proponents’ Motion for the Entry of an Order Approving Nonmaterial Modifications to the Plan Pursuant to Section 1127(b) of the Bankruptcy Code dated and entered May 2, 2013.

10.1	Form of Litigation Trust Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MF Global Holdings Ltd.

Date: May 8, 2013	By:	/s/ Laurie Ferber
		Name:	Laurie Ferber
		Title:	General Counsel and Executive Vice President

EXHIBIT INDEX

2.1	Plan Proponents’ Motion for Entry of an Order Approving Nonmaterial Modifications to the Plan Pursuant to Section 1127(b) of the Bankruptcy Code dated April 22, 2013.

2.2	Order Granting the Plan Proponents’ Motion for the Entry of an Order Approving Nonmaterial Modifications to the Plan Pursuant to Section 1127(b) of the Bankruptcy Code dated and entered May 2, 2013.

10.1	Form of Litigation Trust Agreement.